UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 27, 2014

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 27, 2014, Blue Earth Inc. (the “Company”) entered into reciprocal stock purchase agreements to acquire an approximate 24.4% beneficial ownership in PowerGenix Systems, Inc. (“PowerGenix”), a leading developer of high-performance, low-cost nickel-zinc batteries for automotive, industrial and statutory storage applications.

1.  Series C Preferred Stock Purchase Agreement.  The Company and PowerGenix entered into a PowerGenix Series C Preferred Stock Purchase Agreement and Recapitalization Agreement dated as of October 27, 2014, a copy of which has been filed as Exhibit 10.1 to this Form 8-K.  The Company purchased an aggregate of 17,341,176 shares of Series C Preferred Stock equal to approximately twenty-four and four-tenths (24.4%) percent of the equity ownership of PowerGenix on an as converted basis at a conversion price of $0.5767 per share, subject to adjustment, for among other things, stock issuances by PowerGenix at a lower conversion price. The Purchase Price of $10 million is payable $2 million in cash (with $400,000 previously paid and a promissory note given for $1.6 million of which an additional $400,000 has been paid) and 3,729,604 restricted shares of Blue Earth common stock with a value of $8 million based on the ten-day average closing price of Blue Earth common stock immediately preceding the October 27, 2014 closing.

As part of this transaction, existing PowerGenix stockholders will convert certain convertible notes into an aggregate of 12,004,496 shares of Series C Preferred Stock.  Holders of Series C Preferred Stock are entitled to receive eight (8%) percent cash dividends, when, as and if declared by the PowerGenix Board of Directors. The Series C Preferred Stock shall vote together with all other series of Preferred Stock and Common Stock on an as converted basis and not as a separate class, except for certain enumerated extraordinary actions. Upon a Liquidation Event (as defined), the holders of Series C Preferred Stock and Series BB Preferred Stock shall be entitled to receive the original purchase price plus all declared and unpaid dividends. The Series C Preferred Stock is automatically convertible into Common Stock upon: (i) the vote of a majority of the outstanding Series C Preferred Stock; or (ii) the completion of a firm commitment underwriting for gross proceeds of at least $25 million.  The holders of a majority of the Series C Preferred Stock and Series BB Preferred Stock, voting together as a single class, may require PowerGenix to redeem the shares on a pari passu basis in three equal annual installments any time after October 27, 2019, at a price equal to the original issue price plus any declared and unpaid dividends.

Under the terms of the Series C Stock Purchase Agreement, Johnny R. Thomas, CEO of Blue Earth, was elected to the Board of Directors of PowerGenix.  For as long as Blue Earth has the right to elect a member of the Board of Directors, it is also entitled to designate a representative to attend PowerGenix Board of Directors meetings in a non-voting observer capacity.

2.  Equity Exchange Agreement  The Company and PowerGenix entered into an Equity Exchange Agreement dated October 27, 2014, a copy of which has been filed as Exhibit 10.2 to this Form 8-K.  In exchange for 13,873,168 shares of PowerGenix Series C Preferred Stock (of a total of 17,341,176 shares) issued under the Series C Preferred Stock Purchase Agreement, the Company issued 3,729,604 restricted shares of Blue Earth common stock with a value of $8 million based on the ten-day average closing price of Blue Earth common stock immediately preceding the October 27, 2014 closing.

The resale of Blue Earth common stock is subject to the terms and conditions of a lock-up/leak out agreement.  The Company will use its best efforts to register the shares issued to PowerGenix on a Form S-3 Registration Statement with a resale prospectus.

3.  License and Marketing Agreement  The Company and PowerGenix entered into a License and Marketing Agreement (the “Marketing Agreement”) dated as of October 27, 2014, pursuant to which Blue Earth was granted exclusive marketing rights to use the proprietary PowerGenix Nickel-Zinc (“NiZn”) batteries to produce intelligent digital NiZn energy storage systems using Blue Earth’s proprietary intellectual property for a number of potentially multi-billion dollar market verticals including:  Stationary UPS Systems in the Data Center, Military, Telecom, Utility, Renewable Energy, Motor Start-Up, Frequency Regulation, Peak Shaving/Shifting and Demand Shifting market segments.  The marketing rights are global for most market verticals.  PowerGenix granted an exclusive worldwide royalty-free license to Blue Earth to PowerGenix Intellectual Property which may be necessary or useful in order for Blue Earth to develop, manufacture, market and sell Blue Earth Smart Battery Products that include Standard Batteries sold to Blue Earth and/or any third party if PowerGenix is unable to supply sufficient quantities of Standard Batteries to Blue Earth. The license is for six (6) years commencing with the initial commercialization of Smart Batteries or any other product under the Marketing Agreement. To maintain exclusivity, Blue Earth shall be required to make minimum purchases of PowerGenix Standard Batteries for each Blue Earth market vertical for a period of three (3) years, commencing upon the later of September 15, 2015 or the date each Blue Earth Market Vertical is launched.  The agreement contains customary provisions which enable Blue Earth to have certain access to PowerGenix intellectual property as needed to continue to manufacture, develop and market Blue Earth Smart Battery Products in the event PowerGenix is unable to do so.

Item 3.02  Unregistered Sale of Equity Securities

As set forth in Item 1.01 above, in exchange for 13,873,168 shares of PowerGenix Series C Preferred Stock (of a total of 17,341,176 shares) issued under the Series C Stock Purchase Agreement, the Company issued to PowerGenix 3,729,604 restricted shares of Blue Earth common stock with a value of $8 million based on the ten-day average closing price of Blue Earth common stock immediately preceding the October 27, 2014 closing.  There were no underwriters or placement agents involved in the transaction.  Exemption from registration is claimed under Section 4(a)(2) of the Securities Act of 1933 based on the representations and warranties made by PowerGenix in the Equity Exchange Agreement.

Item 9.01  Financial Statements and Exhibits

(a)  Exhibits

Exhibit No.	Description

10.1	PowerGenix Systems, Inc. (“PowerGenix”) Series C Preferred Stock Purchase Agreement dated as of October 27, 2014*

10.2	Equity Exchange Agreement by and between Blue Earth and PowerGenix dated as of October 27, 2014*

* The schedules and exhibits to this exhibit have not been filed with this report as they contain due diligence information which the Registrant does not believe is material to an investment decision and which is otherwise described in the Form 8-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2014	BLUE EARTH, INC.

By: /s/ Johnny Thomas
Name: Dr. Johnny R. Thomas
Title: Chief Executive Officer

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